As filed with the Securities and Exchange Commission on August 27, 2009
Registration No.: 333-158703

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No.  4

to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STEELCLOUD, INC.
(Exact name of registrant as specified in its charter)

Commonwealth of Virginia	506	54-1890464
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

13962 Park Center Road
Herndon, VA 20171
(703) 674-5500

(Address, including zip code, and telephone number, including area code, of principal executive offices)

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Gersten Savage LLP
Jay Kaplowitz, Esq.
Arthur Marcus, Esq.
Paula Pescaru, Esq.
600 Lexington Avenue
New York, NY 10022-6018
Tel: (212) 752-9700 Fax: (212) 980-5192

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

EXPLANATORY NOTE

The Registrant hereby files this amendment number four (“Amendment No. 4”) to its Registration Statement on Form S-1 (No. 333-158703) (the “Registration Statement”), as initially filed with the Securities and Exchange Commission on April 22, 2009, and as last amended on August 13, 2009, to include a revised consent of the Registrant’s independent registered public accounting firm, Grant Thornton LLP, filed herewith as Exhibit 23.1.  No other updates, amendments, or alterations are being made to the Registration Statement. Accordingly, this Amendment No. 4 consists only of the facing page, this explanatory note, Part II of the Registration Statement and the revised Exhibit 23.1.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates, except for the SEC registration fee. We will bear all expenses shown below.

SEC filing fee	$537
Accounting fees and expenses	$15,000
Legal fees and expenses	$40,000
Printing and engraving expenses	$1,463
Other	$-
Total	$57,000

Item 14.	Indemnification of Directors and Officers.

Our By-Laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by the Virginia Stock Corporation Act, provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

Virginia Stock Corporation Act

Section 697 A of the Virginia Stock Corporation Act (“VSCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (1) he conducted himself in good faith, (2) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and, in all other cases, that his conduct was at least not opposed to its best interests, and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Section 697 C of the VSCA provides that the termination of a proceeding by judgment, order, settlement or conviction is not, of itself, determinative that the director did not meet the standard of conduct set forth in Section 697 A.

Section 697 D of the VSCA provides that a corporation may not indemnify a director under Section 697 in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification permitted under Section 697 of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 698 of the VSCA states that, unless limited by its articles of incorporation, a corporation shall indemnify a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 701 of the VSCA provides that a corporation may not indemnify a director under Section 697 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in Section 697. Such determination is to be made (1) by the board of directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding, (2) if such a quorum is not obtainable, by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding, (3) by special legal counsel selected as set forth in the statute, or (4) by the shareholders (without the vote of shares owned by or voted under the control of directors who are at the time parties to the proceeding).

Section 699 of the VSCA provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written statement of his good faith belief that he has met the standard of conduct described in Section 697, (2) the director furnishes the corporation a written undertaking to repay the advance if it is ultimately determined that he did not meet the standard of conduct, and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Determinations and authorizations of payments under Section 699 are to be made in the manner specified in Section 701 of the VSCA.

Under Section 700.1 of the VSCA, an individual who is made a party to a proceeding because he is or was a director of a corporation may apply to a court for an order directing the corporation to make advances or reimbursement for expenses or to provide indemnification. The court shall order the corporation to make advances and/or reimbursement for expenses or to provide indemnification if it determines that the director is entitled to such advances, reimbursement or indemnification and shall also order the corporation to pay the director’s reasonable expenses incurred to obtain the order. With respect to a proceeding by or in the right of the corporation, the court may (1) order indemnification of the director to the extent of his reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he was adjudged liable to the corporation and (2) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification.

Section 702 of VSCA states that, unless limited by a corporation’s articles of incorporation, (1) an officer of the corporation is entitled to mandatory indemnification under Section 698 of the VSCA, and is entitled to apply for court-ordered indemnification under Section 700 of the VSCA, to the same extent as a director, and (2) the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation to the same extent as to a director.

Section 703 of the VSCA provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability asserted against him or incurred by him in that capacity, or arising from his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Sections 697 or 698 of the VSCA.

Section 704 of the VSCA states that a corporation shall have power to make any further indemnity, including indemnity with respect to a proceeding by or in the right of the corporation, and to make additional provision for advances and reimbursement of expenses, to any director, officer, employee or agent that may be authorized by its articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against (1) his willful misconduct, or (2) a knowing violation of the criminal law. Unless the articles of incorporation, or any such bylaw or resolution expressly provide otherwise, any determination as to the right to any further indemnity shall be made in accordance with Section 701 B of the VSCA. Each such indemnity may continue as to a person who has ceased to have the capacity referred to above and may inure to the benefit of the heirs, executors and administrators of such person.

Article 11 of our Articles of Incorporation provides that we shall, to the fullest extent permitted by the law of Virginia, indemnify an individual who is or was our director or officer and who was, is, or is threatened to be made, a named defendant or respondent in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (collectively, a “proceeding”), against any obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to any employee benefit plan) or other liability and reasonable expenses (including counsel fees) incurred with respect to such a proceeding, except such liabilities and expenses as are incurred because of such director’s or officer’s willful misconduct or knowing violation of criminal law.

Article 11 also provides that unless a determination has been made that indemnification is not permissible, we shall make advances and reimbursements for expenses reasonably incurred by a director or officer in a proceeding as described above upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification.

Article 11 also provides that the determination that indemnification is permissible, the authorization of such indemnification (if applicable), and the evaluation as to the reasonableness of expenses in a specific case shall be made as provided by law. Special legal counsel selected to make determinations under such Article 11 may be counsel for us. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make him or her ineligible for indemnification. For the purposes of Article 11, every reference to a director or officer includes, without limitation, (1) every individual who is our director or officer, (2) an individual who, while a director or officer, is or was serving at our request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, (3) an individual who formerly was our director or officer or who, while a director or officer, occupied at our request any of the other positions referred to in clause (2) of this sentence, and (4) the estate, personal representative, heirs, executors and administrators of our director or officer or other person referred to herein. Service as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by us is deemed service at our request. A director or officer is deemed to be serving an employee benefit plan at our request if such person’s duties to us also impose duties on, or otherwise involve services by, such person to the plan or to participants in or beneficiaries of the plan.

Indemnification Agreements

We may enter into indemnification agreements with our directors and officers for the indemnification of and advancing of expenses to such persons to the fullest extent permitted by law.

In addition, we maintain directors’ and officers’ liability insurance which insures against liabilities that our directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended.

Item 15.	Recent Sales of Unregistered Securities.

On June 19, 2009, we sold an aggregate of 350,000 shares of our common stock, $.001 par value per share, to our seven directors, for aggregate cash proceeds of $87,500.  The shares of common stock were sold at $0.25 per share.  Each share of common stock is accompanied by one Director warrant to purchase one additional share of common stock.  The Director Warrants are exercisable for five years from the date that our shareholders approve the issuance of the Director Warrants, at an exercise price of $0.25 per share.

On July 1, 2009, we entered into a Business Loan and Security Agreement, referred to as the “Agreement”, with Caledonia Capital Corporation, a Delaware corporation, referred to as the “Lender”, pursuant to which the Lender agreed to lend to us $250,000 in the form of a Secured Promissory Note, referred to as the “Caledonia Note”, which was issued on July 1, 2009, referred to as the “Issuance Date”.  The Caledonia Note bears interest at a rate of 15% per annum, and is payable in quarterly installments commencing three months after the Issuance Date, or October 1, 2009.  The principal amount of the Caledonia Note is due and payable in full on the maturity date, which is December 29, 2009.  There are no penalties for early prepayment of the Caledonia Note.  In the event that any installment of principal and/or interest due under the Caledonia Note is not received by the Lender within ten (10) days after the date when the same is due, then we shall be required to pay a late charge of 5.0% of such installment.  Additionally, in the event that we receive investments from one or more investors in one or more transactions in an aggregate amount in excess of $750,000.00, whether in the form of cash, negotiable or non-negotiable instruments or any form of payment in exchange for the issuance of any certificated or non-certificated security, whether in the form of debt or equity, referred to as an “Equity Raise”, at any time between the Issuance Date and the maturity date, then, we shall be required, within five (5) business days after the Equity Raise first exceeds $750,000.00, to curtail the accrued interest and outstanding principal balance of the Caledonia Note by an amount equal to the amount by which the Equity Raise then exceeds $750,000.00 (but in no event by more than the then outstanding principal balance and interest accrued on the Note). Pursuant to the Agreement and the Caledonia Note, our obligations thereunder are secured by a first priority lien in and to all of our intellectual property rights, title and interest in and to the SteelWorks® Mobile integrated server appliance software.  We intend to use the loan proceeds for general working capital purposes.  The Agreement contains standard representations and warranties for a transaction of this type.  As an inducement to the Lender to make the loan to us, we issued to the Lender a warrant, referred to as the “Caledonia Warrant”, to purchase up to 625,000 shares of our common stock, $0.001 par value per share.  The Caledonia Warrant is exercisable for four years at an exercise price of $0.15 per share.  The exercise price may be adjusted in the event of any stock dividend, stock split, stock combination, reclassification or similar transaction. Additionally, our Board of Directors has the discretion to reduce the then-current exercise price to any amount at any time during the term of the Caledonia Warrant for any period of time the Board deems appropriate.  We have agreed to prepare and file a registration statement on or about August 31, 2009 for the purposes of registering the resale of the shares of common stock underlying the Caledonia Warrant.  The terms of the transaction were the result of arm’s length negotiations between us and the Lender.  Prior to the completion of the transaction, neither we nor any of our affiliates or officers, directors or their associates had any material relationship with the Lender, other than in respect of the applicable material definitive agreements and the transactions contemplated therein and related thereto.

We relied on the exemption from the registration provisions of the Securities Act of 1933, as amended, contained in Section 4(2) thereof for each of the transactions described above.

Item 16.	Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant.
5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between Steelcloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*Filed herewith

Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

5.  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

7. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

          8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Herndon, State of Virginia on August 27, 2009.

STEELCLOUD, INC.
/s/ Brian H. Hajost
Brian H. Hajost Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Brian H. Hajost
Brian H. Hajost	Chief Executive Officer and President	August 27, 2009

/s/Kevin Murphy
Kevin Murphy	Chief Financial Officer and Principal Accounting Officer.	August 27, 2009

/s/VADM E.A. Burkhalter
VADM E. A. Burkhalter USN (Ret.)	Director	August 27, 2009

/s/James Bruno
James Bruno	Director	August 27, 2009

/s/Jay Kaplowitz
Jay Kaplowitz	Director	August 27, 2009

/s/Benjamin Krieger
Benjamin Krieger	Director	August 27, 2009

/s/Ashok Kaveeshwar
Ashok Kaveeshwar	Director	August 27, 2009

Exhibit Index

Exhibit Number	Description
3.1
Articles of Incorporation of the Company, dated February 25, 1998, and effective as of February 26, 1998.  (Filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1, Amendment No. 1, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

3.2
By-laws of the Company, effective as of March 5, 1998.  (Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

4.1	Specimen common stock certificate for the Company. (Filed as Exhibit 4.1 to the Company's S-8 dated July 15, 2002 (File No. 333-47631) and hereby incorporated by reference).
4.2	Form of Warrant.
5.1	Legal Opinion of Gersten Savage LLP.
10.1
Employment Agreement by and between Dunn and Thomas P. Dunne (Filed as Exhibit 99.2 to Dunn's Registration Statement on Form SB-2, Amendment 2, dated April 4, 1997 (File No. 000-24015) and hereby incorporated by reference).

10.2
1997 Amended Stock Option Plan.  (Filed as Exhibit 10.1 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-92406) and hereby incorporated by reference).

10.3
Agreement, dated May 5, 1997, by and between International Data Products, Corp. and the U.S. Air Force, the Desktop V Contract.  (Filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1, Amendment No. 2, dated April 23, 1998 (File No. 333-47631) and hereby incorporated by reference).

10.4	Employee Stock Purchase Plan. (Filed as Exhibit 10.22 to the Company’s 10-K, dated February 16, 1999 (File No. 000-24015) and hereby incorporated by reference).
10.5
Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004. (Filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.6
Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004. (Filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (File No. 000-24015) and hereby incorporated by reference).

10.7	Sublease by and between SteelCloud and NEC America Inc., dated September 28, 2004. (Filed as Exhibit 10.35 to the Company’s 10-K, dated January 26, 2005 and hereby incorporated by reference).
10.8
Revised Rent Commencement Date Agreement, dated March 16, 2005 between OTR and the Company (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.9
Standard Industrial Gross Lease, dated November 4, 2004 between OTR and the Company and Lease Amendment #1, dated March 28, 2005 (Filed as Exhibit 10.37 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.10
Loan Agreement, dated January 22, 2004, by and between SteelCloud, Inc. and Wachovia Bank, National Association   and   Promissory Note issued by SteelCloud, Inc. on March 21, 2005 to Wachovia Bank, National Association (Filed as Exhibit 10.36 to the Company’s 10-K, dated January 30, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.11	Employment Agreement by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 8, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.12	Separation Agreement by and between SteelCloud, Inc. and Thomas P. Dunne (Filed as Exhibit 10.1 to the Company’s 8-K, dated June 19, 2006 (File No. 000-24015) and hereby incorporated by reference).
10.13
Employment Agreement by and between SteelCloud, Inc. and Robert Richmond (Filed as Exhibit 10.1 to the Company’s 8-K, dated September 21, 2006 (File No. 000-24015) and hereby incorporated by reference).

10.14
Amendment, dated April 19, 2006, to Employment Agreement by and between SteelCloud, Inc. and Brian Hajost, dated June 8, 2004, originally filed as Exhibit 10.33 to the Company’s 10-K, dated January 26, 2005 (Filed as Exhibit 10.42 to the Company’s 10-K, dated January 23, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.15
Employment Agreement as Executive Director by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.1 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.16
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Robert E. Frick (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.17
Employment Resignation Agreement and Release by and between SteelCloud, Inc. and Clifton W. Sink (Filed as Exhibit 10.2 to the Company’s 8-K, dated August 31, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.18
Amendment, dated October 31, 2007, to Employment Agreement by and between SteelCloud, Inc. and Kevin Murphy, dated June 8, 2004, originally filed as Exhibit 10.32 to the Company’s 10-K, dated January 26, 2005. (Filed as Exhibit 10.1 to the Company’s 8-K, dated November 1, 2007 (File No. 000-24015) and hereby incorporated by reference).

10.19	Amended 2002 Employee Stock Option Plan (Filed as Exhibit 4.1 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.20	Amended Employee Stock Purchase Plan (Filed as Exhibit 4.3 to the Company’s S-8, dated June 25, 2007 (File No. 000-24015) and hereby incorporated by reference).
10.21
Form of Restricted Stock Agreement (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference.).

10.22
Amended 2007 Stock Option and Restricted Stock Plan (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.23
SteelCloud MEA Joint Venture Agreement dated October 2008 (Filed as Exhibit 10.21 to the Company’s 10-K for the fiscal year ended October 31, 2008, filed with the Commission on January 29, 2009 (File No. 000-24015), and hereby incorporated by reference).

10.24
Employment Agreement as President and Chief Executive Officer by and between SteelCloud, Inc. and Brian H. Hajost (Filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on February 5, 2009, and hereby incorporated by reference).

10.25
Employment Agreement Amendment by and between SteelCloud, Inc. and Kevin Murphy, dated February 28, 2009 (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on March 5, 2009, and hereby incorporated by reference).

10.26
Business Loan and Security Agreement dated as of July 1, 2009 by and between SteelCloud, Inc. and Caledonia Capital Corporation (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.27
Secured Promissory Note issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.2 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.28
Warrant issued on July 1, 2009 by SteelCloud, Inc. to Caledonia Capital Corporation (filed as Exhibit 10.3 to the Company’s 8-K, filed with the Commission on July 8, 2009, and hereby incorporated by reference).

10.29
Asset Purchase Agreement dated July 16, 2009, by and between SteelCloud, Inc. and NCS Technologies, Inc. (filed as Exhibit 10.1 to the Company’s 8-K, filed with the Commission on July 16, 2009, and hereby incorporated by reference).

*23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gersten Savage LLP (incorporated in Exhibit 5.1).

*Filed herewith